United States Securities and Exchange Commission Washington, D.C. 20549

FORM 8-K

[x] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 8, 2010 (Date of Earliest Event Reported): November 1, 2010

Commission File Number: 1-31771

MEDLINK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31771	41-1311718
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Roebling Court, Ronkonkoma, NY		11779
(Address of principal executive offices)		(Zip code)

631-342-8800 (Registrant’s telephone number)
_______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 1, 2010, MedLink International, Inc., (the “Registrant”), entered into an Asset Purchase Agreement (“Purchase Agreement”) with MedAppz, LLC., and ParaCom, LLC., the revenue cycle management division of MedAppz, LLC. (collectively “MedAppz”) to acquire substantially all of the assets of MedAppz for total consideration of $3,500,000 (“Purchase Price”). The Purchase Price is comprised of 1,852,120 shares of class A common stock, par value $0.001, of the Company (the “Common Stock”), having an aggregate value of $1,640,978 (valued at a price per share equal to the average closing price of the Company’s common stock on The-Over the Counter-Bulletin-Board for the ten most recent trading days preceding the closing), a $385,000 note and a $115,000 note each with a maturity date of November 15, 2010 bearing 5% per annum interest upon maturity, a $500,000 note with a maturity date of December 31, 2010 bearing 10% per annum interest upon maturity, and the assumption of a certain specified liability in the amount of $859,023.  In addition, MedAppz will be entitled to receive cash earn-out payments 45 days following the end of each calendar quarter for a period of 3 years for gross revenues earned from seven (7) agreements acquired by the Registrant as part of the Agreement.  The earn-out percentage will be 3% for sales less than $35m, 4.5% for sales between $35m and $63m, and 6% for sales of more than $63m,  the percentages will be based on cumulative gross revenue and will be recalculated following each calendar quarter should a higher target amount be met that would increase the commission percentage.  In addition, at the closing of the Asset Sale, the Company will issue to MedAppz an option to purchase up to two-hundred thousand shares of the Registrant’s common stock at an exercise price of $2.00 per share.   This option will vest one year from closing and expire on the fourth anniversary of the closing.

The Purchase Agreement further provides that in the event the Registrant files a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, MedAppz has the right to request that the Registrant include in that registration statement the Common Stock held by MedAppz.

The shares issued to MedAppz were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Purchase Agreement, which are attached as Exhibit 10.21 hereto, respectively, and are incorporated by reference herein.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.02  Unregistered Sales of Equity Securities and Use of Proceeds.

The information set forth in Item 1.01 related to the issuance of the Common Stock is hereby incorporated by reference under this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired
(1)	Audited Financial Statements for the years ended December, 31, 2009 and 2008 for MedAppz, LLC to be filed within 75 days from November 1, 2010.
(2)	Unaudited Financial Statements for the nine months ended September 30, 2010 and 2009 for MedAppz, LLC to be filed within 75 days from November 1, 2010.

Exhibit Number	Description of Exhibit
10.21	Asset Purchase Agreement, dated as of November 1, 2010, by and between MedLink International Inc. on the one hand, and MedAppz, LLC. and Paracom Health Services, LLC.*
99.2	Press release of MedLink International, Inc., dated November 8, 2010.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 8, 2010

By:  /s/ Ray Vuono
Name: Ray Vuono
Title: Chief Executive Officer